Singular Genomics Reports Recent Highlights and Third Quarter 2022 Financial Results

San Diego, CA, November 7, 2022 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the quarter ended September 30, 2022.

“We are encouraged with recent progress and are on track to ship G4 units in Q4. We continue to increase our engagement with prospective customers and the value proposition is resonating. The G4 offers superior performance specifications in metrics that matter most across our target markets, such as data output rate, run time, flow cell and lane-to-lane flexibility, and number of reads per run,” said Drew Spaventa, Chairman and Chief Executive Officer. “Looking ahead, we remain dedicated to our near-term plans to scale G4 system availability and remain on track to ship additional G4 systems in the fourth quarter of 2022.”

Recent Highlights

•
On track to ship G4 systems in the fourth quarter of 2022
•
Executed additional library prep partnerships with Paragon Genomics and Claret Bioscience to validate their library prep kits for use with the G4 sequencer
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Added key customer-facing sales executives across key geographies in the Americas region
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Showcased the G4 system and engaged prospective customers and KOLs at the American Society of Human Genetics conference

Third Quarter 2022 Financial Results

Operating expenses for the third quarter of 2022 totaled $24.7 million compared to $17.5 million for the third quarter of 2021. Operating expenses included non-cash stock-based compensation expense of $3.4 million in the third quarter of 2022 and $2.9 million in the third quarter of 2021. The year-over-year increase in total operating expenses was driven primarily by scaling headcount and infrastructure to support our growth, including the G4 launch, product pipeline and R&D roadmap.

Net loss for the third quarter of 2022 was $23.8 million, or $0.33 per common share, compared to $17.6 million, or $0.25 per common share, for the third quarter of 2021.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of September 30, 2022 totaled $263.8 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, November 7, 2022, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at investor.singulargenomics.com, in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In development, the PX system leverages Singular’s proprietary sequencing technology, applying it as an in-situ readout to look at RNA and proteins in single cells and tissue. With these products, Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include and are not limited to statements regarding: (i) our ability to successfully manufacture and commercialize the G4 in accordance with our timelines, objectives and specifications; (ii) our ability to successfully ship G4 systems on our timeline; (iii) our ability to achieve customer and scientific acceptance of the G4; (iv) the ability of our product offerings to successfully compete with existing and new products offered by our competitors; and (v) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include and are not limited to the following: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history manufacturing and commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent upon revenue generated from the sale of the G4 and planned PX, and any delay or failure by us to successfully manufacture and commercialize the G4 and planned PX could have a substantial adverse effect on our business and results of operations; and (vii) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and may materially and adversely impact, our business, operations and product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the SEC on November 7, 2022. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

Singular Genomics Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$12,732	$8,910	$35,439	$23,200
Selling, general and administrative	11,962	8,551	35,518	18,406
Total operating expenses	24,694	17,461	70,957	41,606

Loss from operations	(24,694)	(17,461)	(70,957)	(41,606)

Other income (expense):
Interest and other income	1,115	84	1,699	628
Interest expense	(211)	(234)	(520)	(654)
Change in fair value of convertible promissory notes	-	-	-	(35,199)
Change in fair value of warrant liability	-	-	-	(2,180)
Net loss	$(23,790)	$(17,611)	$(69,778)	$(79,011)

Net loss per share:
Basic and diluted net loss per share	$(0.33)	$(0.25)	$(0.98)	$(2.05)
Weighted-average shares used to compute basic and diluted net loss per share	71,216,292	71,721,861	71,001,441	38,553,685

Singular Genomics Systems, Inc.

Condensed Balance Sheets

(In thousands, except share and par value amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,262	$201,049
Short-term investments	170,578	138,174
Inventory	16,700	3,011
Prepaid expenses and other current assets	5,574	5,526
Total current assets	286,114	347,760
Right-of-use lease assets	46,895	-
Property and equipment, net	9,589	6,072
Restricted cash	1,711	687
Other noncurrent assets	1,166	1,129
Total assets	$345,475	$355,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,975	$2,348
Accrued expenses	5,480	4,278
Lease liabilities, current	5,703	-
Other current liabilities	20	118
Total current liabilities	14,178	6,744
Lease liabilities, noncurrent	43,323	-
Long-term debt, net of issuance costs	10,026	9,904
Other noncurrent liabilities	1,023	2,827
Total liabilities	68,550	19,475
Commitments and contingencies
Stockholders’ equity:
Series A Common Stock Equivalent Convertible Preferred Stock, $0.0001 par value; 7,000 shares authorized, 2,500 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 71,306,526 and 72,438,742 shares outstanding at September 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	500,010	488,200
Accumulated other comprehensive loss	(1,418)	(138)
Accumulated deficit	(221,674)	(151,896)
Total stockholders’ equity	276,925	336,173
Total liabilities and stockholders’ equity	$345,475	$355,648